CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Administrative Class, Capital Class, Cash Management Class, Institutional Class, Premier Class, Select Class, and Service Class Prospectuses and "Financial Statements" in the Statement of Additional Information of Money Market Portfolio and Government Portfolio (two of the series of Lehman Brothers Institutional Liquidity Funds). We also consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Money Market Portfolio, Government Portfolio, Government Reserves Portfolio and Municipal Portfolio (four of the series of Lehman Brothers Institutional Liquidity Funds) in Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A, No. 333-122847) of Lehman Brothers Institutional Liquidity Funds, and to the incorporation by reference of our report dated May 16, 2007, with respect to the financial statements and financial highlights of Money Market Portfolio and Government Portfolio, two of the series of Lehman Brothers Institutional Liquidity Funds, included in the March 31, 2007 Annual Report of Lehman Brothers Institutional Liquidity Funds.


/s/ Ernst & Young LLP


Boston, Massachusetts
July 24, 2007